SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 5, 2010 (May 4, 2010)
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51435	20-2535684
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of Superior Well Services, Inc. (the “Company”) held on May 4, 2010, the shareholders elected each of the Company’s nominees for director to serve for a term of three years. The shareholders also approved the amended and restated incentive compensation plan and ratified the Audit Committee’s selection of Schneider Downs & Co., Inc. to serve as the Company’s independent registered public accounting firm for fiscal 2010.
The table below shows the voting results:

	For	Against	Abstentions	Broker Non-Votes
Election of Directors
John A. Staley, IV	26,367,575	0	70,073	2,255,576
David E. Snyder	24,610,876	0	1,826,772	2,255,576
Edward J. DiPaolo	26,325,380	0	112,268	2,255,576
Approval of amended & restated incentive compensation plan	24,292,413	2,143,134	2,101	2,255,576
Ratification of independent registered public accounting firm	27,671,411	10,314	1,011,499	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC. (Registrant)
/s/ Thomas W. Stoelk
Thomas W. Stoelk
Vice President & Chief Financial Officer

Dated: May 5, 2010